Exhibit 5.1

79 Wellington St. W., 30th Floor Box 270, TD South Tower Toronto, Ontario M5K 1N2 Canada P. 416.865.0040 | F. 416.865.7380 www.torys.com

May 28, 2024

Novelis Inc.

3560 Lenox Road, Suite 2100

Atlanta, Georgia 30326

Dear Sirs/Mesdames:

Re:	Novelis Inc. — Registration Statement on Form F-1 (Registration No. 333-279376)

We have acted as Canadian counsel to Novelis Inc. (the “Corporation”), a corporation governed by the Canada Business Corporations Act, in connection with the registration of common shares of the Corporation (the “Shares”) pursuant to a Registration Statement on Form F-1 (the “Registration Statement”) filed by the Corporation on May 28, 2024 with the Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 51,750,000 Shares of the Corporation, including Shares pursuant to the underwriters’ option to purchase additional Shares. The term “Shares” shall include any additional Shares registered by the Corporation pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement.

We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as Exhibit 1.1 to the Registration Statement, to be entered into by and among the Corporation, AV Minerals (Netherlands) N.V. and the underwriters named therein (the “Underwriting Agreement”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K of the Securities Act.

We have examined the Registration Statement and the Underwriting Agreement and, for purposes of this opinion, have also examined and relied as to matters of fact upon such records and proceedings of the Corporation, the originals or copies, certified or otherwise identified to our satisfaction, of certificates of public officials and officers or directors of the Corporation and such other documents, and have considered such questions of law and made such other investigations, as we have deemed relevant or necessary as a basis for the opinion hereinafter expressed.

For purposes of this opinion, we have assumed with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies and the legal capacity of all individuals who have executed any of such documents. In addition, we have assumed that all representations made by the Corporation as to matters of fact in the documents that we reviewed were and are accurate.

Our opinion is given to you as of the effective date of the Registration Statement as determined by the SEC and we disclaim any obligation to advise you of any change after such date in or affecting any matter set forth herein.

The opinion hereinafter expressed is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein and is based upon legislation in effect on the date hereof.

Based and relying upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been validly issued and are outstanding as fully paid and non-assessable common shares of the Corporation.

This opinion is rendered to you in connection with the filing of the Registration Statement with the SEC and may not be relied upon by you for any other purpose without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Corporation, the Registration Statement or the Shares. Whenever our opinion refers to securities of the Corporation, whether issued or to be issued, as being “fully paid”, no opinion is expressed as to the adequacy of any consideration received by the Corporation therefor.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. We further consent to the incorporation by reference of this letter into any post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Yours truly,

/s/ Torys LLP

Torys LLP